WesBanco Announces First Quarter 2024 Financial Results

Deposit growth outpaces strong sequential quarter loan growth

Wheeling, WVa. (April 23, 2024) – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three months ended March 31, 2024. Net income available to common shareholders for the first quarter of 2024 was $33.2 million, with diluted earnings per share of $0.56, compared to $39.8 million and $0.67 per diluted share, respectively, for the first quarter of 2023. As noted in the following table, net income available to common shareholders, excluding after-tax restructuring and merger-related expenses, for the three months ended March 31, 2024 was $33.2 million, or $0.56 per diluted share, as compared to $42.3 million, or $0.71 per diluted share (non-GAAP measures).

	For the Three Months Ended March 31,
	2024		2023
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (Non-GAAP)(1)	$33,162	$0.56	$42,301	$0.71
Less: After tax restructuring and merger-related expenses	-	-	(2,491)	(0.04)
Net income available to common shareholders (GAAP)	$33,162	$0.56	$39,810	$0.67
(1) See non-GAAP financial measures for additional information relating to these items.

Financial and operational highlights during the quarter ended March 31, 2024:

•
Deposits of $13.5 billion increased 4.8% year-over-year and 2.5% quarter-over-quarter
o
Average loans to average deposits were 88.7%, providing continued capacity to fund loan growth
o
Solid sequential quarter deposit growth allowed for both the funding of loan growth and the pay-down of Federal Home Loan Bank borrowings
•
Total loan growth was 9.0% year-over-year and 2.0% quarter-over-quarter, or 8.1% annualized
o
Total loans are up $1.0 billion as compared to the prior year period
•
Non-interest income increased 10.8% year-over-year, supported by new commercial loan swap and wealth management fees
o
Trust assets increased to $5.6 billion, driven by both market value adjustments and organic growth
•
Non-interest expense declined sequentially due to management of staffing levels and marketing costs
•
Key credit quality metrics such as non-performing assets, total past due loans, and net loan charge-offs, as percentages of total portfolio loans, have remained at low levels and favorable to peer bank averages (based upon the prior four quarters for banks with total assets between $10 billion and $25 billion)
•
WesBanco continues to earn national accolades, most recently Forbes’ America’s Best Banks 2024

“WesBanco’s first quarter results marked a strong start to 2024. We grew loans and deposits while smartly managing borrowings, controlling costs, and advancing our efforts to diversify revenue streams and drive non-interest income,” said Jeff Jackson, President and Chief Executive Officer, WesBanco. “Our commitment to customer service, sustainable growth strategies, and strong credit quality earned us yet another national accolade this quarter. With this solid start to the year and the continued strength of our teams, markets, and strategies, we are well-positioned to continue delivering value for our shareholders.”

Balance Sheet

As of March 31, 2024, total portfolio loans were $11.9 billion, which increased $1.0 billion, or 9.0%, year-over-year driven by strong performance from our commercial and residential lending teams. Total commercial loans of $8.4 billion increased 9.3% year-over-year and 9.8% quarter-over-quarter annualized. Commercial loan growth continues to reflect the benefit of our commercial banker hiring and loan production office strategies, as well as lower commercial real estate payoffs of $63 million for the quarter, compared to an anticipated annual level in the $500 million range within a more normal operating environment. The commercial pipeline was a record $1.2 billion at March 31, 2024, with substantial generation from the four new loan production offices.

Total deposits, as of March 31, 2024, were $13.5 billion, up 4.8% from March 31, 2023 and up 2.5% from December 31, 2023, reflecting the benefit of deposit gathering and retention efforts by our retail and commercial teams. The composition of total deposits continues to have some mix shift, reflecting the impact of the significant increase in the federal funds rate; however, total demand deposits continue to represent 55% of total deposits, with the non-interest bearing component representing 29%, which remains consistent with the percentage range prior to the pandemic.

Credit Quality

As of March 31, 2024, total loans past due, criticized and classified loans, non-performing loans, and non-performing assets as percentages of the loan portfolio and total assets have remained low, from a historical perspective, and within a consistent range through the last two years. Total loans past due as a percent of the loan portfolio increased 4 basis points from the prior year but declined 8 basis points sequentially. Criticized and classified loans as a percent of the loan portfolio increased 8 basis points quarter-over-quarter to 2.30%, while non-performing assets as a percentage of total assets increased 3 basis points to 0.19% but were down 5 basis points from the prior year period. Net charge-offs of $5.9 million primarily reflect a single borrower with loans totaling $4.8 million. The allowance for credit losses to total portfolio loans at March 31, 2024 decreased slightly, as compared to the fourth quarter, to 1.09% of total loans, or $129.2 million. Excluded from the allowance for credit losses and related coverage ratio are fair market value adjustments on previously acquired loans representing 0.11% of total loans.

Net Interest Margin and Income

As anticipated, the net interest margin of 2.92% for the first quarter of 2024 decreased 10 basis points sequentially and 44 basis points year-over-year primarily due to higher funding costs from increasing deposit costs and associated remix from non-interest bearing deposits into higher tier money market and certificate of deposit accounts. Total deposit funding costs were 256 basis points for the first quarter of 2024, and, when including non-interest deposits, total deposit funding costs were 181 basis points. Accretion from acquisitions benefited the first quarter net interest margin by 3 basis points, as compared to 4 basis points in the prior year period.

First quarter net interest income of $114.0 million decreased $10.4 million, or 8.3%, year-over-year, reflecting the impact of rising rates on funding costs more than offsetting higher loan and securities yields and loan growth.

Non-Interest Income

For the first quarter of 2024, non-interest income of $30.6 million increased $3.0 million, or 10.8%, from the first quarter of 2023. This increase was primarily due to net swap fee and valuation income, service charges on deposits, and trust fees. The net swap fee and valuation income of $1.6 million reflects $0.8 million of new swap fees and net fair value adjustments of $0.8 million, as compared to $1.8 million and negative $1.0 million, respectively, in the prior year period. Service charges on deposits increased $0.6 million year-over-year, reflecting fee income from new products and services and increased general consumer spending. Trust fees, which are seasonally higher during the first quarter, increased $0.6 million year-over-year due to an 11.4% increase in trust assets, driven by both market value adjustments and organic growth.

Non-Interest Expense

Non-interest expense, excluding restructuring and merger-related costs, for the three months ended March 31, 2024 were $97.2 million, a $4.2 million increase year-over-year but a $2.3 million decrease sequentially, which reflects lower quarterly average staffing levels and the timing of marketing campaigns. The year-over-year increase was primarily driven by increases in other operating expenses, salaries and wages, and equipment and software expenses. Other operating expenses increased $2.2 million primarily due to higher costs and fees in support of loan growth and higher miscellaneous taxes and expenses. Salaries and wages increased $1.0 million compared to the prior year period due to higher salary expense related to annual merit increases and new revenue-producing hires, mainly commercial lenders during the past year, partially offset by efficiency improvements in the mortgage and branch staffing models. Equipment and software expense increased $0.9 million due to the planned upgrade of our ATM fleet with the latest technology and general inflationary cost increases for existing service agreements.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. At March 31, 2024, Tier I leverage was 9.79%, Tier I risk-based capital ratio was 11.87%, common equity Tier 1 capital ratio (“CET 1”) was 10.84%, and total risk-based capital was 14.76%. In addition, the tangible common equity to tangible assets ratio improved to 7.63%.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the first quarter of 2024 at 10:00 a.m. ET on Wednesday, April 24, 2024. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 7101399. The replay will begin at approximately 12:00 p.m. ET on April 24, 2024 and end at 12 a.m. ET on May 8, 2024. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2023 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

Founded in 1870, Wesbanco, Inc. is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel. Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share. The company’s banking subsidiary, Wesbanco Bank, Inc., operates more than 190 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia. Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively. In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, the company provides trust, wealth management, securities brokerage, and private banking services through its century-old Trust and Investment Services department, with approximately $5.6 billion of assets under management (as of March 31, 2024). The company also offers insurance and brokerage services through its affiliates and subsidiaries. Learn more at www.wesbanco.com and follow us on Facebook, LinkedIn and X, formerly Twitter.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor Relations

304-905-7021

###

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended
STATEMENT OF INCOME	March 31,
	2024	2023	% Change
Interest and dividend income
Loans, including fees	$166,974	$133,406	25.2
Interest and dividends on securities:
Taxable	17,404	19,086	(8.8)
Tax-exempt	4,586	4,790	(4.3)
Total interest and dividends on securities	21,990	23,876	(7.9)
Other interest income	6,369	3,273	94.6
Total interest and dividend income	195,333	160,555	21.7
Interest expense
Interest bearing demand deposits	25,590	11,106	130.4
Money market deposits	16,114	4,252	279.0
Savings deposits	7,667	4,000	91.7
Certificates of deposit	10,247	1,203	751.8
Total interest expense on deposits	59,618	20,561	190.0
Federal Home Loan Bank borrowings	17,000	11,300	50.4
Other short-term borrowings	674	418	61.2
Subordinated debt and junior subordinated debt	4,075	3,944	3.3
Total interest expense	81,367	36,223	124.6
Net interest income	113,966	124,332	(8.3)
Provision for credit losses	4,014	3,577	12.2
Net interest income after provision for credit losses	109,952	120,755	(8.9)
Non-interest income
Trust fees	8,082	7,494	7.8
Service charges on deposits	6,784	6,170	10.0
Digital banking income	4,704	4,605	2.1
Net swap fee and valuation income	1,563	799	95.6
Net securities brokerage revenue	2,548	2,576	(1.1)
Bank-owned life insurance	2,067	1,959	5.5
Mortgage banking income	693	426	62.7
Net securities gains	537	145	270.3
Net gains on other real estate owned and other assets	154	232	(33.6)
Other income	3,497	3,247	7.7
Total non-interest income	30,629	27,653	10.8
Non-interest expense
Salaries and wages	42,997	41,952	2.5
Employee benefits	12,184	12,060	1.0
Net occupancy	6,623	6,643	(0.3)
Equipment and software	10,008	9,063	10.4
Marketing	1,885	2,325	(18.9)
FDIC insurance	3,448	2,884	19.6
Amortization of intangible assets	2,092	2,301	(9.1)
Restructuring and merger-related expense	-	3,153	(100.0)
Other operating expenses	17,954	15,744	14.0
Total non-interest expense	97,191	96,125	1.1
Income before provision for income taxes	43,390	52,283	(17.0)
Provision for income taxes	7,697	9,942	(22.6)
Net Income	35,693	42,341	(15.7)
Preferred stock dividends	2,531	2,531	-
Net income available to common shareholders	$33,162	$39,810	(16.7)

Taxable equivalent net interest income	$115,185	$125,605	(8.3)

Per common share data
Net income per common share - basic	$0.56	$0.67	(16.4)
Net income per common share - diluted	0.56	0.67	(16.4)
Net income per common share - diluted, excluding certain items (1)(2)	0.56	0.71	(21.1)
Dividends declared	0.36	0.35	2.9
Book value (period end)	40.30	39.34	2.4
Tangible book value (period end) (1)	21.39	20.27	5.5
Average common shares outstanding - basic	59,382,758	59,217,711	0.3
Average common shares outstanding - diluted	59,523,679	59,375,053	0.3
Period end common shares outstanding	59,395,777	59,246,569	0.3
Period end preferred shares outstanding	150,000	150,000	-

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, unless otherwise noted)

Selected ratios
	For the Three Months Ended
	March 31,
	2024	2023	% Change
Return on average assets	0.75%	0.95%	(21.05)%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	0.75	1.01	(25.74)
Return on average equity	5.24	6.57	(20.24)
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	5.24	6.98	(24.93)
Return on average tangible equity (1)	9.85	12.72	(22.56)
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	9.85	13.48	(26.93)
Return on average tangible common equity (1)	10.96	14.28	(23.25)
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	10.96	15.13	(27.56)
Yield on earning assets (2)	4.98	4.32	15.28
Cost of interest bearing liabilities	2.98	1.52	96.05
Net interest spread (2)	2.00	2.80	(28.57)
Net interest margin (2)	2.92	3.36	(13.10)
Efficiency (1) (2)	66.65	60.66	9.87
Average loans to average deposits	88.67	83.46	6.24
Annualized net loan charge-offs/average loans	0.20	0.07	185.71
Effective income tax rate	17.74	19.02	(6.73)

	For the Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2024	2023	2023	2023	2023
Return on average assets	0.75%	0.74%	0.78%	0.98%	0.95%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	0.75	0.74	0.80	0.98	1.01
Return on average equity	5.24	5.21	5.49	6.81	6.57
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	5.24	5.21	5.57	6.82	6.98
Return on average tangible equity (1)	9.85	10.11	10.60	12.98	12.72
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	9.85	10.11	10.75	12.99	13.48
Return on average tangible common equity (1)	10.96	11.32	11.87	14.52	14.28
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	10.96	11.32	12.03	14.53	15.13
Yield on earning assets (2)	4.98	4.88	4.72	4.59	4.32
Cost of interest bearing liabilities	2.98	2.76	2.52	2.15	1.52
Net interest spread (2)	2.00	2.12	2.20	2.44	2.80
Net interest margin (2)	2.92	3.02	3.03	3.18	3.36
Efficiency (1) (2)	66.65	66.75	64.95	62.33	60.66
Average loans to average deposits	88.67	87.07	86.79	85.44	83.46
Annualized net loan charge-offs and recoveries /average loans	0.20	0.06	0.01	0.02	0.07
Effective income tax rate	17.74	19.66	16.83	16.80	19.02
Trust assets, market value at period end ($MM)	$5,601	$5,360	$4,982	$5,127	$5,026
Securities brokerage account value (includes annuities) ($MM)	$1,751	$1,686	$1,600	$1,596	$1,551

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

$MM = millions

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)
					% Change
	March 31,			December 31,	December 31, 2023
Balance sheets	2024	2023	% Change	2023	to March 31, 2024
Assets
Cash and due from banks	$138,940	$152,756	(9.0)	$158,504	(12.3)
Due from banks - interest bearing	370,729	444,747	(16.6)	436,879	(15.1)
Securities:
Equity securities, at fair value	13,074	11,843	10.4	12,320	6.1
Available-for-sale debt securities, at fair value	2,119,272	2,465,996	(14.1)	2,194,329	(3.4)
Held-to-maturity debt securities (fair values of $1,052,444; $1,107,685 and $1,069,159, respectively)	1,190,010	1,239,247	(4.0)	1,199,527	(0.8)
Allowance for credit losses - held-to-maturity debt securities	(183)	(212)	13.7	(192)	4.7
Net held-to-maturity debt securities	1,189,827	1,239,035	(4.0)	1,199,335	(0.8)
Total securities	3,322,173	3,716,874	(10.6)	3,405,984	(2.5)
Loans held for sale	12,472	12,722	(2.0)	16,354	(23.7)
Portfolio loans:
Commercial real estate	6,754,933	6,197,844	9.0	6,565,448	2.9
Commercial and industrial	1,683,172	1,519,808	10.7	1,670,659	0.7
Residential real estate	2,469,357	2,251,423	9.7	2,438,574	1.3
Home equity	740,973	692,001	7.1	734,219	0.9
Consumer	224,732	227,612	(1.3)	229,561	(2.1)
Total portfolio loans, net of unearned income	11,873,167	10,888,688	9.0	11,638,461	2.0
Allowance for credit losses - loans	(129,190)	(118,698)	(8.8)	(130,675)	1.1
Net portfolio loans	11,743,977	10,769,990	9.0	11,507,786	2.1
Premises and equipment, net	232,630	224,940	3.4	233,571	(0.4)
Accrued interest receivable	78,564	69,232	13.5	77,435	1.5
Goodwill and other intangible assets, net	1,130,175	1,139,054	(0.8)	1,132,267	(0.2)
Bank-owned life insurance	357,099	354,320	0.8	355,033	0.6
Other assets	385,976	389,991	(1.0)	388,561	(0.7)
Total Assets	$17,772,735	$17,274,626	2.9	$17,712,374	0.3
Liabilities
Deposits:
Non-interest bearing demand	$3,938,610	$4,478,954	(12.1)	$3,962,592	(0.6)
Interest bearing demand	3,529,691	3,107,112	13.6	3,463,443	1.9
Money market	2,189,769	1,618,204	35.3	2,017,713	8.5
Savings deposits	2,499,466	2,784,780	(10.2)	2,493,254	0.2
Certificates of deposit	1,339,237	884,146	51.5	1,231,702	8.7
Total deposits	13,496,773	12,873,196	4.8	13,168,704	2.5
Federal Home Loan Bank borrowings	1,100,000	1,280,000	(14.1)	1,350,000	(18.5)
Other short-term borrowings	72,935	111,176	(34.4)	105,893	(31.1)
Subordinated debt and junior subordinated debt	279,136	281,629	(0.9)	279,078	0.0
Total borrowings	1,452,071	1,672,805	(13.2)	1,734,971	(16.3)
Accrued interest payable	15,929	7,669	107.7	11,121	43.2
Other liabilities	269,600	245,499	9.8	264,516	1.9
Total Liabilities	15,234,373	14,799,169	2.9	15,179,312	0.4
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 68,081,306 shares issued; 59,395,777, 59,246,569 and 59,376,435 shares outstanding, respectively	141,834	141,834	-	141,834	-
Capital surplus	1,636,964	1,636,061	0.1	1,635,859	0.1
Retained earnings	1,154,307	1,096,924	5.2	1,142,586	1.0
Treasury stock (8,685,529, 8,834,737 and 8,704,871 shares - at cost, respectively)	(302,264)	(307,507)	1.7	(302,995)	0.2
Accumulated other comprehensive loss	(234,922)	(234,399)	(0.2)	(226,693)	(3.6)
Deferred benefits for directors	(2,041)	(1,940)	(5.2)	(2,013)	(1.4)
Total Shareholders' Equity	2,538,362	2,475,457	2.5	2,533,062	0.2
Total Liabilities and Shareholders' Equity	$17,772,735	$17,274,626	2.9	$17,712,374	0.3

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended March 31,
	2024		2023
Average balance sheet and net interest margin analysis	Average	Average	Average	Average
	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$375,268	5.70%	$279,448	4.29%
Loans, net of unearned income (1)	11,756,875	5.71	10,750,132	5.03
Securities: (2)
Taxable	2,928,867	2.39	3,302,081	2.34
Tax-exempt (3)	759,797	3.07	800,804	3.07
Total securities	3,688,664	2.53	4,102,885	2.49
Other earning assets	60,920	6.92	45,879	2.82%
Total earning assets (3)	15,881,727	4.98%	15,178,344	4.32%
Other assets	1,822,538		1,792,210
Total Assets	$17,704,265		$16,970,554

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$3,501,049	2.94%	$3,029,944	1.49%
Money market accounts	2,087,036	3.11	1,632,738	1.06
Savings deposits	2,480,710	1.24	2,774,741	0.58
Certificates of deposit	1,291,111	3.19	862,703	0.57
Total interest bearing deposits	9,359,906	2.56	8,300,126	1.00
Federal Home Loan Bank borrowings	1,243,407	5.50	970,000	4.72
Repurchase agreements	92,565	2.93	131,186	1.29
Subordinated debt and junior subordinated debt	279,103	5.87	281,483	5.68
Total interest bearing liabilities (4)	10,974,981	2.98%	9,682,795	1.52%
Non-interest bearing demand deposits	3,898,990		4,580,164
Other liabilities	284,453		249,528
Shareholders' equity	2,545,841		2,458,067
Total Liabilities and Shareholders' Equity	$17,704,265		$16,970,554
Taxable equivalent net interest spread		2.00%		2.80%
Taxable equivalent net interest margin		2.92%		3.36%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $0.3 million and $0.4 million for the three months ended March 31, 2024 and 2023, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $0.8 million and $1.3 million for the three months ended March 31, 2024 and 2023, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.
(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $0.1 million and $0.2 million for the three months ended March 31, 2024 and 2023, respectively.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Statement of Income	2024	2023	2023	2023	2023
Interest and dividend income
Loans, including fees	$166,974	$162,498	$155,206	$145,741	$133,406
Interest and dividends on securities:
Taxable	17,404	17,798	18,082	18,483	19,086
Tax-exempt	4,586	4,639	4,679	4,723	4,790
Total interest and dividends on securities	21,990	22,437	22,761	23,206	23,876
Other interest income	6,369	6,383	5,622	7,108	3,273
Total interest and dividend income	195,333	191,318	183,589	176,055	160,555
Interest expense
Interest bearing demand deposits	25,590	23,686	20,873	17,203	11,106
Money market deposits	16,114	14,302	10,841	7,220	4,252
Savings deposits	7,667	7,310	6,699	5,860	4,000
Certificates of deposit	10,247	8,380	5,983	2,906	1,203
Total interest expense on deposits	59,618	53,678	44,396	33,189	20,561
Federal Home Loan Bank borrowings	17,000	14,841	16,463	16,713	11,300
Other short-term borrowings	674	891	745	492	418
Subordinated debt and junior subordinated debt	4,075	4,150	4,303	4,094	3,944
Total interest expense	81,367	73,560	65,907	54,488	36,223
Net interest income	113,966	117,758	117,682	121,567	124,332
Provision for credit losses	4,014	4,803	6,327	3,028	3,577
Net interest income after provision for credit losses	109,952	112,955	111,355	118,539	120,755
Non-interest income
Trust fees	8,082	7,019	6,705	6,918	7,494
Service charges on deposits	6,784	6,989	6,726	6,232	6,170
Digital banking income	4,704	4,890	4,949	5,010	4,605
Net swap fee and valuation income/(loss)	1,563	(345)	3,845	2,612	799
Net securities brokerage revenue	2,548	2,563	2,394	2,523	2,576
Bank-owned life insurance	2,067	3,455	2,398	3,189	1,959
Mortgage banking income	693	650	975	601	426
Net securities gains/(losses)	537	887	(337)	205	145
Net gains/(losses) on other real estate owned and other assets	154	445	(28)	871	232
Other income	3,497	3,521	3,252	3,680	3,247
Total non-interest income	30,629	30,074	30,879	31,841	27,653
Non-interest expense
Salaries and wages	42,997	45,164	45,351	44,471	41,952
Employee benefits	12,184	11,409	11,922	11,511	12,060
Net occupancy	6,623	6,417	6,146	6,132	6,643
Equipment and software	10,008	9,648	9,132	8,823	9,063
Marketing	1,885	2,975	3,115	2,763	2,325
FDIC insurance	3,448	3,369	3,125	2,871	2,884
Amortization of intangible assets	2,092	2,243	2,262	2,282	2,301
Restructuring and merger-related expense	-	-	641	35	3,153
Other operating expenses	17,954	18,278	16,245	17,549	15,744
Total non-interest expense	97,191	99,503	97,939	96,437	96,125
Income before provision for income taxes	43,390	43,526	44,295	53,943	52,283
Provision for income taxes	7,697	8,558	7,453	9,063	9,942
Net Income	35,693	34,968	36,842	44,880	42,341
Preferred stock dividends	2,531	2,531	2,531	2,531	2,531
Net income available to common shareholders	$33,162	$32,437	$34,311	$42,349	$39,810

Taxable equivalent net interest income	$115,185	$118,991	$118,926	$122,822	$125,605

Per common share data
Net income per common share - basic	$0.56	$0.55	$0.58	$0.71	$0.67
Net income per common share - diluted	0.56	0.55	0.58	0.71	0.67
Net income per common share - diluted, excluding certain items (1)(2)	0.56	0.55	0.59	0.71	0.71
Dividends declared	0.36	0.36	0.35	0.35	0.35
Book value (period end)	40.30	40.23	38.80	39.10	39.34
Tangible book value (period end) (1)	21.39	21.28	19.82	20.08	20.27
Average common shares outstanding - basic	59,382,758	59,370,171	59,358,653	59,263,949	59,217,711
Average common shares outstanding - diluted	59,523,679	59,479,031	59,443,366	59,385,847	59,375,053
Period end common shares outstanding	59,395,777	59,376,435	59,364,696	59,355,062	59,246,569
Period end preferred shares outstanding	150,000	150,000	150,000	150,000	150,000
Full time equivalent employees	2,331	2,368	2,427	2,542	2,501

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
Asset quality data	2024		2023		2023		2023		2023
Non-performing assets:
Total non-performing loans	$32,919		$26,808		$29,878		$31,555		$39,216
Other real estate and repossessed assets	1,474		1,497		1,333		1,432		1,554
Total non-performing assets	$34,393		$28,305		$31,211		$32,987		$40,770

Past due loans (1):
Loans past due 30-89 days	$18,515		$22,875		$16,030		$18,348		$12,920
Loans past due 90 days or more	5,408		9,638		8,606		5,147		4,570
Total past due loans	$23,923		$32,513		$24,636		$23,495		$17,490

Criticized and classified loans (2):
Criticized loans	$171,536		$183,174		$180,136		$119,771		$116,608
Classified loans	101,898		75,497		70,997		67,036		57,222
Total criticized and classified loans	$273,434		$258,671		$251,133		$186,807		$173,830

Loans past due 30-89 days / total portfolio loans	0.16%		0.20%		0.14%		0.16%		0.12%
Loans past due 90 days or more / total portfolio loans	0.05		0.08		0.08		0.05		0.04
Non-performing loans / total portfolio loans	0.28		0.23		0.26		0.28		0.36
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.29		0.24		0.28		0.30		0.37
Non-performing assets / total assets	0.19		0.16		0.18		0.19		0.24
Criticized and classified loans / total portfolio loans	2.30		2.22		2.22		1.68		1.60

Allowance for credit losses
Allowance for credit losses - loans	$129,190		$130,675		$126,615		$120,166		$118,698
Allowance for credit losses - loan commitments	8,175		8,604		9,729		10,124		9,127
Provision for credit losses	4,014		4,803		6,327		3,028		3,577
Net loan and deposit account overdraft charge-offs and recoveries	5,935		1,857		286		581		1,919
Annualized net loan charge-offs and recoveries / average loans	0.20%		0.06%		0.01%		0.02%		0.07%
Allowance for credit losses - loans / total portfolio loans	1.09%		1.12%		1.12%		1.08%		1.09%
Allowance for credit losses - loans / non-performing loans	3.92	x	4.87	x	4.24	x	3.81	x	3.03	x
Allowance for credit losses - loans / non-performing loans and loans past due	2.27	x	2.20	x	2.32	x	2.18	x	2.09	x

	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
	2024		2023		2023		2023		2023
Capital ratios
Tier I leverage capital	9.79%		9.87%		9.84%		9.78%		9.82%
Tier I risk-based capital	11.87		12.05		12.07		12.12		12.22
Total risk-based capital	14.76		14.91		14.97		14.83		14.97
Common equity tier 1 capital ratio (CET 1)	10.84		10.99		11.00		11.04		11.11
Average shareholders' equity to average assets	14.38		14.17		14.29		14.42		14.48
Tangible equity to tangible assets (3)	8.50		8.49		8.15		8.24		8.33
Tangible common equity to tangible assets (3)	7.63		7.62		7.26		7.35		7.44

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2024	2023	2023	2023	2023
Return on average assets, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$33,162	$32,437	$34,311	$42,349	$39,810
Plus: after-tax restructuring and merger-related expenses (1)	-	-	506	28	2,491
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	33,162	32,437	34,817	42,377	42,301

Average total assets	$17,704,265	$17,426,111	$17,341,959	$17,294,346	$16,970,554

Return on average assets, excluding after-tax restructuring and merger-related expenses (annualized) (2)	0.75%	0.74%	0.80%	0.98%	1.01%

Return on average equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$33,162	$32,437	$34,311	$42,349	$39,810
Plus: after-tax restructuring and merger-related expenses (1)	-	-	506	28	2,491
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	33,162	32,437	34,817	42,377	42,301

Average total shareholders' equity	2,545,841	2,468,525	2,478,662	2,493,096	2,458,067

Return on average equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	5.24%	5.21%	5.57%	6.82%	6.98%

Return on average tangible equity:
Net income available to common shareholders	$33,162	$32,437	$34,311	$42,349	$39,810
Plus: amortization of intangibles (1)	1,653	1,772	1,787	1,803	1,818
Net income available to common shareholders before amortization of intangibles	34,815	34,209	36,098	44,152	41,628

Average total shareholders' equity	2,545,841	2,468,525	2,478,662	2,493,096	2,458,067
Less: average goodwill and other intangibles, net of def. tax liability	(1,123,938)	(1,125,593)	(1,127,404)	(1,129,155)	(1,131,027)
Average tangible equity	$1,421,903	$1,342,932	$1,351,258	$1,363,941	$1,327,040

Return on average tangible equity (annualized) (2)	9.85%	10.11%	10.60%	12.98%	12.72%

Average tangible common equity	$1,277,419	$1,198,448	$1,206,774	$1,219,457	$1,182,556
Return on average tangible common equity (annualized) (2)	10.96%	11.32%	11.87%	14.52%	14.28%

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$33,162	$32,437	$34,311	$42,349	$39,810
Plus: after-tax restructuring and merger-related expenses (1)	-	-	506	28	2,491
Plus: amortization of intangibles (1)	1,653	1,772	1,787	1,803	1,818
Net income available to common shareholders before amortization of intangibles and excluding after-tax restructuring and merger-related expenses	34,815	34,209	36,604	44,180	44,119

Average total shareholders' equity	2,545,841	2,468,525	2,478,662	2,493,096	2,458,067
Less: average goodwill and other intangibles, net of def. tax liability	(1,123,938)	(1,125,593)	(1,127,404)	(1,129,155)	(1,131,027)
Average tangible equity	$1,421,903	$1,342,932	$1,351,258	$1,363,941	$1,327,040

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	9.85%	10.11%	10.75%	12.99%	13.48%

Average tangible common equity	$1,277,419	$1,198,448	$1,206,774	$1,219,457	$1,182,556
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	10.96%	11.32%	12.03%	14.53%	15.13%

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2024	2023	2023	2023	2023

Efficiency ratio:
Non-interest expense	$97,191	$99,503	$97,939	$96,437	$96,125
Less: restructuring and merger-related expense	-	-	(641)	(35)	(3,153)
Non-interest expense excluding restructuring and merger-related expense	97,191	99,503	97,298	96,402	92,972

Net interest income on a fully taxable equivalent basis	115,185	118,991	118,926	122,822	125,605
Non-interest income	30,629	30,074	30,879	31,841	27,653
Net interest income on a fully taxable equivalent basis plus non-interest income	$145,814	$149,065	$149,805	$154,663	$153,258
Efficiency Ratio	66.65%	66.75%	64.95%	62.33%	60.66%

Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$33,162	$32,437	$34,311	$42,349	$39,810
Add: After-tax restructuring and merger-related expenses (1)	-	-	506	28	2,491
Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses	$33,162	$32,437	$34,817	$42,377	$42,301

Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses:
Net income per common share - diluted	$0.56	$0.55	$0.58	$0.71	$0.67
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	-	-	0.01	-	0.04
Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses	$0.56	$0.55	$0.59	$0.71	$0.71

	Period End
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2024	2023	2023	2023	2023
Tangible book value per share:
Total shareholders' equity	$2,538,362	$2,533,062	$2,447,941	$2,464,998	$2,475,457
Less: goodwill and other intangible assets, net of def. tax liability	(1,123,158)	(1,124,811)	(1,126,583)	(1,128,371)	(1,130,172)
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,270,720	1,263,767	1,176,874	1,192,143	1,200,801

Common shares outstanding	59,395,777	59,376,435	59,364,696	59,355,062	59,246,569

Tangible book value per share	$21.39	$21.28	$19.82	$20.08	$20.27

Tangible common equity to tangible assets:
Total shareholders' equity	$2,538,362	$2,533,062	$2,447,941	$2,464,998	$2,475,457
Less: goodwill and other intangible assets, net of def. tax liability	(1,123,158)	(1,124,811)	(1,126,583)	(1,128,371)	(1,130,172)
Tangible equity	1,415,204	1,408,251	1,321,358	1,336,627	1,345,285
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,270,720	1,263,767	1,176,874	1,192,143	1,200,801

Total assets	17,772,735	17,712,374	17,344,377	17,356,954	17,274,626
Less: goodwill and other intangible assets, net of def. tax liability	(1,123,158)	(1,124,811)	(1,126,583)	(1,128,371)	(1,130,172)
Tangible assets	$16,649,577	$16,587,563	$16,217,794	$16,228,583	$16,144,454

Tangible equity to tangible assets	8.50%	8.49%	8.15%	8.24%	8.33%

Tangible common equity to tangible assets	7.63%	7.62%	7.26%	7.35%	7.44%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

ADDITIONAL NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2024	2023	2023	2023	2023
Pre-tax, pre-provision income:
Income before provision for income taxes	$43,390	$43,526	$44,295	$53,943	$52,283
Add: provision for credit losses	4,014	4,803	6,327	3,028	3,577
Pre-tax, pre-provision income	$47,404	$48,329	$50,622	$56,971	$55,860

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$43,390	$43,526	$44,295	$53,943	$52,283
Add: provision for credit losses	4,014	4,803	6,327	3,028	3,577
Add: restructuring and merger-related expenses	-	-	641	35	3,153
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$47,404	$48,329	$51,263	$57,006	$59,013

'Return on average assets, excluding certain items (1):
Income before provision for income taxes	$43,390	$43,526	$44,295	$53,943	$52,283
Add: provision for credit losses	4,014	4,803	6,327	3,028	3,577
Add: restructuring and merger-related expenses	-	-	641	35	3,153
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	47,404	48,329	51,263	57,006	59,013

Average total assets	$17,704,265	$17,426,111	$17,341,959	$17,294,346	$16,970,554

Return on average assets, excluding certain items (annualized) (1) (2)	1.08%	1.10%	1.17%	1.32%	1.41%

Return on average equity, excluding certain items (1):
Income before provision for income taxes	$43,390	$43,526	$44,295	$53,943	$52,283
Add: provision for credit losses	4,014	4,803	6,327	3,028	3,577
Add: restructuring and merger-related expenses	-	-	641	35	3,153
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	47,404	48,329	51,263	57,006	59,013

Average total shareholders' equity	$2,545,841	$2,468,525	$2,478,662	$2,493,096	$2,458,067

Return on average equity, excluding certain items (annualized) (1) (2)	7.49%	7.77%	8.21%	9.17%	9.74%

Return on average tangible equity, excluding certain items (1):
Income before provision for income taxes	$43,390	$43,526	$44,295	$53,943	$52,283
Add: provision for credit losses	4,014	4,803	6,327	3,028	3,577
Add: amortization of intangibles	2,092	2,243	2,262	2,282	2,301
Add: restructuring and merger-related expenses	-	-	641	35	3,153
Income before provision, restructuring and merger-related expenses and amortization of intangibles	49,496	50,572	53,525	59,288	61,314

Average total shareholders' equity	2,545,841	2,468,525	2,478,662	2,493,096	2,458,067
Less: average goodwill and other intangibles, net of def. tax liability	(1,123,938)	(1,125,593)	(1,127,404)	(1,129,155)	(1,131,027)
Average tangible equity	$1,421,903	$1,342,932	$1,351,258	$1,363,941	$1,327,040

Return on average tangible equity, excluding certain items (annualized) (1) (2)	14.00%	14.94%	15.72%	17.44%	18.74%

Average tangible common equity	$1,277,419	$1,198,448	$1,206,774	$1,219,457	$1,182,556
Return on average tangible common equity, excluding certain items (annualized) (1) (2)	15.58%	16.74%	17.60%	19.50%	21.03%

(1) Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.